As filed with the Securities and Exchange Commission on December 23, 2021

Registration No. 333-253160

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 7

TO

FORM S-1

REGISTRATION STATEMENT

 UNDER

THE SECURITIES ACT OF 1933

AppTech Payments Corp.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	7389	66-0847995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5876 Owens Avenue
Suite 100
Carlsbad, California 92008
(760) 707-5959

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luke D’Angelo
Chief Executive Officer
5876 Owens Avenue
Suite 100
Carlsbad, California 92008
(760) 707-5959

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew M. Tucker, Esq. Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave NW, Suite 900 Washington, DC 20001 Telephone: (202) 689-2800	Ross Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 W 39th Street, 18th Floor New York, NY 10018 Telephone: (212) 658-0458

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock included as part of the Units (2)(3)		$17,250,000	$1,599.08
Common Stock included as part of the Units (4)	$		$—
Warrants to purchase shares of Common Stock included as part of the Units (3)(4)		$—	$—
Shares of Common Stock issuable upon exercise of the Warrants (5)		$21,570,871	$1,999.62
Total (6)		$38,820,871	$3,598.70

(1)	In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act.
(2)	Each Unit consists of one share of Common Stock and one Warrant, each Warrant is exercisable for one share of Common Stock at a price per share equal to 125% of the public offering price per Unit.
(3)	Includes shares and Warrants that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any (the “Over-Allotment Option”).
(4)	In accordance with Rule 457(i) under the Securities Act, because the shares of the registrant’s common stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.
(5)	Includes shares of common stock which may be issued upon exercise of additional Warrants which may be issued upon exercise of the Over-Allotment Option.
(6)	The registrant previously paid $3,678.85 in connection with a prior filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 to the Registration Statement on Form S-1 is being filed to update the exhibit index solely to file certain exhibits to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee, and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Item	Amount to be paid

SEC registration fee	$3,599
FINRA filing fee	6,341
Printing fees and expenses	10,000
Legal fees and expenses	200,000
Accounting fees and expenses	30,000
Transfer agent’s fees and expenses	7,500
Miscellaneous fees and expenses	71,159
Total	$328,599

Item 14. Indemnification of Directors and Officers

Section 145 of the DGCL, or Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and must indemnify against all expenses, liability, and loss incurred in investigating, defending or participating in such proceedings.

As of the date of the effectiveness of this registration statement, we will have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On January 24, 2019, 275,000 shares of common stock for subscriptions valued at $68,750 were sold.

On March 31, 2019, we issued 7,500 shares of our common stock to Chris Finch consulting services rendered.

On March 31, 2019, we issued 4,500 shares of our common stock to Matt Affa for consulting services rendered.

On April 5, 2019, we issued 300,000 shares of our common stock to Marc Evans for consulting services rendered.

On June 29, 2019, we issued 12,500 shares of our common stock to La Jolla IT Consulting for consulting services rendered.

On July 15, 2019, we issued 100,000 shares of our common stock to Maxim Partner, LLC for financial advisory services rendered.

On July 16, 2019, we issued 30,138 shares to Weseloh Chevrolet, in connection with our merchant equity program.

On July 16, 2019, we issued 7,055 shares to Weseloh KIA, in connection with our merchant equity program.

On July 17, 2019, we issued 7,500 shares of our common stock to Marlop, Inc for consulting services rendered.

On July 17, 2019, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On October 17, 2019, we issued 7,500 shares of our common stock to Marlop, Inc for consulting services rendered.

On October 17, 2019, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On December 19, 2019, we issued 40,000 shares of our common stock to Oglethorpe Properties, LLC in lieu of rent.

On January 6, 2020, we issued 40,000 shares of our common stock to Christine Carroll for consulting services rendered.

On January 6, 2020, we issued 500,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On January 6, 2020, we issued 80,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On January 6, 2020, we issued 30,000 shares of our common stock to Tyler Clark for consulting services rendered.

On January 6, 2020, we issued 1,400,000 shares of our common stock to Virgil Llapitan for consulting services rendered.

On January 17, 2020, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On January 17, 2020, we issued 7,500 shares of our common stock to Marlop, Inc for consulting services rendered.

On January 27, 2020, we issued 175,000 shares of our common stock to Felipe Corrado for consulting services rendered.

On March 31, 2020, we issued 4,500 shares of our common stock to Tyler Clark for consulting services rendered.

On March 31, 2020, we issued 15,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On March 31, 2020, we issued 15,000 shares of our common stock to Christine Carroll for consulting services rendered.

On March 31, 2020, we issued 75,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On April 1, 2020, we issued 100,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On April 17, 2020, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On April 17, 2020, we issued 7,500 shares of our common stock to Marlop, Inc for consulting services rendered.

On April 17, 2020, we issued 7,500 shares of our common stock to Brian Niggeman for consulting services rendered.

On May 12, 2020, we issued 20,000 shares of our common stock to Brian Niggeman for consulting services rendered.

On May 12, 2020, we issued 20,000 shares of our common stock to Marlop, Inc for consulting services rendered.

On June 30, 2020, we issued 25,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On June 30, 2020, we issued 14,500 shares of our common stock to Tyler Clark for consulting services rendered.

On June 30, 2020, we issued 15,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On June 30, 2020, we issued 15,000 shares of our common stock to Christine Carroll for consulting services rendered.

On June 30, 2020, we issued 75,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On August 26, 2020, we issued 150,000 shares of our common stock to Felipe Corrado for services rendered.

On September 10, 2020, we issued 50,000 shares of our common stock to Pamela Havird for legal services rendered.

On September 16, 2020, we issued 580,000 shares of our common stock to Maxim Partner, LLC for advisory services rendered.

On September 30, 2020, we issued 25,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On September 30, 2020, we issued 9,000 shares of our common stock to Tyler Clark for consulting services rendered.

On September 30, 2020, we issued 15,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On September 30, 2020, we issued 15,000 shares of our common stock to Christine Carroll for consulting services rendered.

On September 30, 2020, we issued 75,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On October 8, 2020, we issued 50,000 shares of our common stock to Greg Geis for consulting services rendered.

On October 15, 2020, we issued 65,000 shares of our common stock to Mengyin H. Liang, as compensation for her Board of Director services.

On October 17, 2020, we issued 80,000 shares of our common stock to William Huff, as compensation for his Board of Director services.

On October 20, 2020, we issued 75,000 shares of our common stock to Michael O’Neal, as compensation for his Board of Director services.

On October 21, 2020, we issued 50,000 shares of our common stock to Michael Gross, as compensation for his Board of Director services.

On October 21, 2020, we issued 80,000 shares of our common stock to Christopher Williams, as compensation for his Board of Director services.

On October 21, 2020, we issued 250,000 shares of our common stock to Emerging Markets Consulting, LLC for consulting services rendered.

On December 31, 2020, we issued 20,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On December 31, 2020, we issued 19,000 shares of our common stock to Tyler Clark for consulting services rendered.

On December 31, 2020, we issued 15,000 shares of our common stock to Kaylei Wright for consulting services rendered.

On December 31, 2020, we issued 15,000 shares of our common stock to Christine Carroll for consulting services rendered.

On December 31, 2020, we issued 75,000 shares of our common stock to Jeff Moriarty for legal services rendered.

On January 26, 2021, we issued 115,000 shares of our common stock to FON Consulting, LLC for consulting services rendered.

On February 25, 2021, we issued 25,000 shares of our common stock to Zackery I. Ouderkirk for consulting services rendered.

On March 17, 2021, we issued 200,000 shares of our common stock to Agincourt Ventures, LLC, in connection with the purchase of a judgement against FlowPay.

On March 24, 2021, we issued 5,000 shares to American Protections Plan, LLC, in connection with our merchant equity program.

On March 31, 2021, we issued 75,000 shares of our common stock to Jeff Moriarty for legal consulting services rendered.

On March 31, 2021, we issued 20,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On March 31, 2021, we issued 12,000 shares of our common stock to Tyler Clark for consulting services rendered.

On April 13, 2021, we issued 2,051 shares to Mike Bruni, in connection with our merchant equity program.

On May 5, 2021, we issued 24,199 shares to Mark S. Wheeler, in connection with our merchant equity program.

On June 30, 2021, we issued 15,000 shares of our common stock to Zackery I. Ouderkirk for consulting services rendered.

On June 30, 2021, we issued 20,000 shares of our common stock to Karen Humphreys for consulting services rendered.

On May 14, 2021, we issued 71,053 shares of our common stock to Hybrid Financial Ltd for financial advisory services rendered.

On September 30, 2021, we issued 20,000 shares of our common stock to Karen Humphreys for consulting services rendered.

All issuances were exempt from the registration requirements of the Securities Act of 1933 as they did not involve a public offering under Section 4(a)(2) and were issued as restricted securities as defined in Rule 144 of the Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit	Description

1.1	Form of Underwriting Agreement***

3.1	AppTech Corp. Articles of Conversion filed October 25, 2006 (incorporated by reference to Exhibit 3.1 to Form 10-12G/A filed February 14, 2020)

3.2	AppTech Corp. Articles of Incorporation filed October 25, 2006 (incorporated by reference to Exhibit 3.2 to Form 10-12G/A filed February 14, 2020)

3.3	AppTech Corp. Certificate of Designation filed May 09, 2007 (incorporated by reference to Exhibit 3.3 to Form 10-12G/A filed February 14, 2020)

3.4	AppTech Corp. Certificate of Correction filed June 04, 2007 (incorporated by reference to Exhibit 3.4 to Form 10-12G/A filed February 14, 2020)

3.5	AppTech Corp. Certificate of Designation filed June 06, 2007 (incorporated by reference to Exhibit 3.5 to Form 10-12G/A filed February 14, 2020)

3.6	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed November 17, 2008 (incorporated by reference to Exhibit 3.6 to Form 10-12G/A filed February 14, 2020)

3.7	AppTech Corp. Certificate of Amendment filed October 26, 2009 (incorporated by reference to Exhibit 3.7 to Form 10-12G/A filed February 14, 2020)

3.8	AppTech Corp. Certificate of Amendment filed October 27, 2009 (incorporated by reference to Exhibit 3.8 to Form 10-12G/A filed February 14, 2020)

3.9	AppTech Corp. Certificate of Designation filed April 21, 2010 (incorporated by reference to Exhibit 3.9 to Form 10-12G/A filed February 14, 2020)

3.10	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed April 27, 2010 (incorporated by reference to Exhibit 3.10 to Form 10-12G/A filed February 14, 2020)

3.11	AppTech Corp. Certificate of Change filed July 22, 2010 (incorporated by reference to Exhibit 3.11 to Form 10-12G/A filed February 14, 2020)

3.12	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed October 26, 2010 (incorporated by reference to Exhibit 3.12 to Form 10-12G/A filed February 14, 2020)

3.13	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed October 26, 2010 (incorporated by reference to Exhibit 3.13 to Form 10-12G/A filed February 14, 2020)

3.14	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed October 28, 2010 (incorporated by reference to Exhibit 3.14 to Form 10-12G/A filed February 14, 2020)

3.15	AppTech Corp. Amendment to Certificate of Designation After Issuance of Class or Series filed April 08, 2011 (incorporated by reference to Exhibit 3.15 to Form 10-12G/A filed February 14, 2020)

3.16	AppTech Corp. Certificate of Amendment filed June 06, 2011 (incorporated by reference to Exhibit 3.16 to Form 10-12G/A filed February 14, 2020)

3.17	AppTech Corp. Articles of Domestication filed July 18, 2011 (incorporated by reference to Exhibit 3.17 to Form 10-12G/A filed February 14, 2020)

3.18	AppTech Corp. Bylaws dated May 07, 2013 (incorporated by reference to Exhibit 3.18 to Form 10-12G/A filed February 14, 2020)

3.19	AppTech Corp. Certificate of Domestication filed July 09, 2013 (incorporated by reference to Exhibit 3.19 to Form 10-12G/A filed February 14, 2020)

3.20	AppTech Corp. Articles of Amendment filed October 31, 2013 (incorporated by reference to Exhibit 3.20 to Form 10-12G/A filed February 14, 2020)

3.21	AppTech Corp. Certificate of Incorporation filed July 29, 2015(incorporated by reference to Exhibit 3.21 to Form 10-12G/A filed February 14, 2020)

3.22	Form of Amended and Restated Bylaws***

3.23	Certificate of Incorporation filed with the Secretary of State of Delaware***

3.24	Certificate of Correction filed with the Secretary of State of Delaware*

3.25	Certificate of Conversion filed with the Secretary of State of Delaware*

4.1	Specimen Stock Certificate of AppTech Corp.’s Common Stock (incorporated by reference to Exhibit 4.1 to Form 10-12G/A filed February 14, 2020)

4.2	Form of Warrant Agent Agreement***

4.3	Form of Warrant (included in Exhibit 4.2)***

5.1	Form of Opinion of Nelson Mullins Riley & Scarborough LLP***

10.1	Asset Purchase Agreement dated December 04, 2013 (incorporated by reference to Exhibit 10.1 to Form 10-12G/A filed February 14, 2020)

10.2	Amendment to Asset Purchase Agreement dated June 22, 2017 (incorporated by reference to Exhibit 10.2 to Form 10-12G/A filed February 14, 2020)

10.3	Lease Agreement dated November 15, 2018 (incorporated by reference to Exhibit 10.3 to Form 10-12G/A filed February 14, 2020)

10.4	Lease & Purchase Option Agreement dated January 22, 2020 (incorporated by reference to Exhibit 10.5 to Form 10-K filed March 30, 2020)

10.5	Subscription License and Service Agreement dated as of October 02, 2020, by and among AppTech Corp. and NEC Payments B.S.C. (c) (incorporated by reference to Exhibit 10.1 to Form 8-K filed October 7, 2020)

10.6	Digital Banking Platform Operating Agreement dated as of October 02, 2020, by and among AppTech Corp. and NEC Payments B.S.C. (c) (incorporated by reference to Exhibit 10.2 to Form 8-K filed October 7, 2020)

10.7	Subscription License Order Form dated as of October 02, 2020, by and among AppTech Corp. and NEC Payments B.S.C. (c) (incorporated by reference to Exhibit 10.3 to Form 8-K filed October 7, 2020)

10.8	Registration Rights Agreement dated as of October 02, 2020, by and among AppTech Corp. and NEC Payments B.S.C. (c) (incorporated by reference to Exhibit 10.4 to Form 8-K filed October 7, 2020)

10.9	Strategic Partnership Agreement dated as of August 21, 2020, by and among AppTech Corp. and Silver Alert Services LLC, doing business as LifeLight Systems (incorporated by reference to Exhibit 10.1 to Form 8-K filed August 26, 2020)

10.10	Amendment No. 1 to the Strategic Partnership Agreement dated as of August 21, 2020, by and among AppTech Corp. and Silver Alert Services LLC, doing business as LifeLight Systems (incorporated by reference to Exhibit 10.11 to Form S-1 filed February 16, 2021)

10.11	Amended and Restated Subscription License and Service Agreement dated as of February 11, 2021, by and among AppTech Corp. and NEC Payments B.S.C. (c).PURSUANT TO REG S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (incorporated by reference to Exhibit 10.1 to the Form 8-K filed February 18, 2021)

10.12	Amended and Restated Digital Banking Platform Operating Agreement dated as of February 11, 2021, by and among AppTech Corp. and NEC Payments B.S.C. (c). PURSUANT TO REG S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (incorporated by reference to Exhibit 10.2 to the Form 8-K filed February 18, 2021)

10.13	Amended and Restated Subscription License Order Form dated as of February 11, 2021, by and among AppTech Corp. and NEC Payments B.S.C. (c). PURSUANT TO REG S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (incorporated by reference to Exhibit 10.3 to the Form 8-K filed February 18, 2021)

10.14	Independent Contractor Agreement, dated as of February 23, 2021 by and among AppTech Corp. and Innovations Realized, LLC. PURSUANT TO REG S-K ITEM 601, CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (incorporated by reference to Exhibit 10.1 to the Form 8-K filed March 01, 2021)

10.15	Amended and Restated Strategic Partnership Agreement dated as of April 27, 2021, by and among AppTech Corp. And Silver Alert Services LLC, doing business as LifeLight Systems (incorporated by reference to Exhibit 10.1 to the Form 8-K filed May 03, 2021)

10.16	Employment Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Luke D’Angelo, Chairman and Chief Executive Officer (incorporated by reference to Exhibit 10.1 to the Form 8-K filed May 5, 2021)

10.17	Nonstatutory Option Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Luke D’Angelo, Chairman and Chief Executive Officer (incorporated by reference to Exhibit 10.2 to the Form 8-K filed May 5, 2021)

10.18	Employment Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Gary Wachs, Director and Chief Financial Officer (incorporated by reference to Exhibit 10.3 to the Form 8-K filed May 5, 2021)

10.19	Employment Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Virgil Llapitan, President and Chief Operating Officer (incorporated by reference to Exhibit 10.4 to the Form 8-K filed May 5, 2021)

10.20	Nonstatutory Option Agreement, dated as of April 28, 2021, by and between AppTech Corp. and Virgil Llapitan, President and Chief Operating Officer (incorporated by reference to Exhibit 10.5 to the Form 8-K filed May 5, 2021)

10.21	Employment Agreement, dated as of December 1, 2021, by and between AppTech Corp. and Benjamin Jenkins, Chief Technology Officer***

10.22	Nonstatutory Option Agreement, dated as of December 1, 2021, by and between AppTech Corp. and Benjamin Jenkins, Chief Technology Officer***

10.23	Form Lock-up Agreement***

10.24	Employment Agreement, dated as of December 15, 2021, by and between AppTech Corp. and Chad Nelley, Chief Operating Officer***

10.25	Nonstatutory Option Agreement, dated as of December 15, 2021, by and between AppTech Corp. and Chad Nelley, Chief Operating Officer***

14.1	AppTech Code of Ethics and Business Conduct (incorporated by reference to Exhibit 4.2 to Form 10-K filed March 30, 2020)

23.1	Consent of dbbmckennon***

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)***

24.1	Power of Attorney***

99.1	Audit Committee Charter (incorporated by reference to Exhibit 4.3 to Form 10-Q filed November 16, 2020)

99.2	Compensation Committee Charter (incorporated by reference to Exhibit 4.3 to Form 10-Q filed November 16, 2020)

99.3	Corporate Governance and Nominating Committee Charter (incorporated by reference to Exhibit 99.3 to Form S-1 filed February 16, 2021)

*	Filed herewith
**	To be filed by amendment
***	Previously filed.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Carlsbad, California, on December 23, 2021

AppTech Payments Corp.

By:	/s/ Luke D’Angelo
Name: Luke D’Angelo
Title: Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY

Signature	Title	Date

/s/ Luke D’Angelo	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 23, 2021
Luke D’Angelo

/s/ Gary Wachs	Chief Financial Officer and Director (Principal Financial Officer)	December 23, 2021
Gary Wachs

*	Director	December 23, 2021
William Huff

*	Director	December 23, 2021
Mengyin H. Liang “Roz Huang”

*	Director	December 23, 2021
Michael O’Neal

*	Director	December 23, 2021
Christopher Williams

*	Director	December 23, 2021
Michael Yadgar

*By:	/s/ Luke D’Angelo
Luke D’Angelo
Attorney-in-fact